Exhibit 10.1

CASH AMERICA INTERNATIONAL, INC.

FIRST AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

[As Amended]

SECTION 1. BACKGROUND AND PURPOSE

The Cash America International, Inc. 2004 Long-Term Incentive Plan was originally established effective April 21, 2004, was amended on January 25, 2006 and on December 23, 2008, and such plan, as previously amended, is hereby amended and restated in its entirety, as provided herein. The purpose of the Plan is to promote the interests of the Company and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the profitability of the Company’s business and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS

“Act” shall mean the Securities Act of 1933, as amended from time to time.

“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.

“Annual Election” shall have the meaning set forth in Section 12(a) below.

“Applicable Laws” shall mean the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

“Award” shall mean a grant or award granted under the Plan, as evidenced by an Award Agreement.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change in Control” shall mean the occurrence of an event with respect to the Company or one or more of its subsidiaries that qualifies under Code §409A as a “change in control event” and is set forth in the applicable Award Agreement or plan document pertaining to the Award.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Management Development and Compensation Committee of the Board of Directors. The Committee shall be composed of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and under Section 162(m) of the Code, and each member of the Committee shall be an Outside Director.

“Common Stock” or “Stock” shall mean the Common Stock of the Company.

“Company” shall mean Cash America International, Inc., a Texas corporation.

“Covered Employee” shall mean a Participant designated prior to the grant of an Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is granted or in the year in which such Award is expected to be taxable to such Participant.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, the term “Designated Beneficiary” shall mean the Participant’s estate.

“Director” shall mean a member of the Board, including any Outside Director.

“Effective Date” shall have the meaning set forth in Section 15 of the Plan.

“Eligible Individual” shall mean any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual.

“Employee” shall mean any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or any Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment without regard to any notice period or period of “garden leave,” as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

“Employer” shall mean the Company or any Affiliate.

“Exercise Price” has the meaning set forth in Section 6 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean the closing price of the Common Stock on the last day prior to the date in question on which the Stock was traded on the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Common Stock as designated by the Committee, or if the Shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select.

“Fees” shall have the meaning set forth in Section 12(a) below.

“Fiscal Year” shall mean the fiscal year of the Company beginning on January 1 and ending on the following December 31.

“Grant Value” shall have the meaning set forth in Section 11(a) below.

“Incentive Stock Option” means any Stock Option granted under Section 6 of the Plan that is designated as, and intended to qualify as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means any Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Outside Director” means any Director who qualifies as an “outside director” within the meaning of Section 162(m) of the Code, as a “non-employee director” within the meaning of Rule 16b-3 and as an “independent director” within the meaning of the listing requirements of the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Common Stock.

“Participant” means an Eligible Individual designated to be granted an Award under the Plan.

“Performance Cycle” or “Cycle” shall mean the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

“Performance Goals” shall mean, for a Performance Cycle, the performance goals established by the Committee in connection with the grant of an Award, with such goals to be stated as one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to such goals. In the case of Qualified Performance-Based Awards, (i) the Performance Goals shall be stated in terms of one or more of the following objective measures with respect to the Company or an Affiliate, or an Affiliate, subsidiary, division or department of the Company or an Affiliate: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after- tax income; pre- or after-tax income from continuing operations; pre-or after-tax income excluding extraordinary, unusual or non-recurring items; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels; (ii) such Performance Goals shall be set by the Committee in writing within the time period prescribed by Section 162(m) of the Code so that the outcome is substantially uncertain at the time the Performance Goals are established; and (iii) after the end of each Performance Cycle, the Committee shall certify in writing the extent to which such Performance Goals were achieved for the Performance Cycle and the amount of the Qualified Performance-Based Award to be paid to each Participant. Such Performance Goals may be expressed in absolute or relative terms, including, without limitation, relative to a base period and/or to the performance of other companies. “Performance Share” shall mean a bookkeeping entry that records the equivalent of one Share granted to a Participant under Section 8 of the Plan.

“Performance Unit” shall mean an Award granted to a Participant under Section 8 of the Plan that is denominated in cash, the amount of which may be based on the achievement of the applicable Performance Goals.

“Plan” shall mean the Cash America International, Inc. 2004 Long-Term Incentive Plan established on April 21, 2004, as amended prior to the date hereof, as the same is amended and restated herein.

“Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

“QDRO” shall have the meaning set forth in Section 14(k).

“Restricted Period” shall mean the period of time selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

“Restricted Stock” shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 9 of the Plan evidencing the right to receive a Share (or the cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” shall mean Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Separation from Service” or “Separate from Service” shall mean a separation from service as defined in Code Section 409A. For purposes of determining whether a Separation from Service has occurred, the “Company” shall include the Company and all entities that would be treated as a single employer with the Company under Code Sections 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

“Share” or “Shares” shall mean a share or shares of Common Stock.

“Stock Appreciation Right” shall mean a right granted under Section 7 of the Plan.

“Stock Exchange” shall mean the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Shares.

“Stock Unit Award” shall mean an award of Common Stock or units granted under Section 10 of the Plan.

“Stockholders Meeting” shall mean the annual meeting of stockholders of the Company in each year.

SECTION 3. ADMINISTRATION

(a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine whether and to what extent any type (or types) of Award is to be granted hereunder;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement;

(v) subject to Section 13 hereof, amend the terms and conditions of any Award or Award Agreement and accelerate the vesting and/or exercisability of any Option or waive any restrictions relating to any Award; PROVIDED, HOWEVER, that (A) except for adjustments pursuant to Section 5(c) of the Plan, in no event may any Option granted under this Plan be (x) amended to decrease the Exercise Price thereof, (y) cancelled in conjunction with the grant of any new Option with a lower Exercise Price, or (z) otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the stockholders of the Company to the extent required by applicable law and stock exchange rules and (B) the Committee may not adjust upward the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or herewith in a manner that would cause such Award to cease to qualify for the Section 162(m) Exemption;

(vi) determine whether, to what extent and under what circumstances the exercise price of Awards may be paid in cash, Shares, other securities, other Awards or other property;

(vii) determine at the time of grant whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof, subject to the requirements of Code Section 409A;

(viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(ix) adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, subsidiaries, shareholders, Eligible Individuals and any holder or beneficiary of any Award.

(b) ACTION BY THE COMMITTEE; DELEGATION. Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; PROVIDED, HOWEVER, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or Directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and PROVIDED, FURTHER, that any such delegation may be revoked by the Committee at any time.

(c) POWER AND AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4. ELIGIBILITY

Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company, or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may be granted only to full-time or part-time Employees (which term as used herein includes, without limitation, officers and Directors who also are Employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate also is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 2,700,000 Shares, of which, as of March 4, 2009, 146,772 Shares had been issued under the Plan (including 36,946 Shares that were delivered to the Company by the Participant in accordance with Section 14(a) of the Plan and are again available for granting Awards), 395,763 Shares are subject to outstanding Awards under the Plan, and 2,194,411 shares are available for issuance under the Plan. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 450,000, subject to adjustment as provided in Section 5(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b) ACCOUNTING FOR AWARDS. For purposes of this Section 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) ADJUSTMENTS. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split-up or stock dividend, a recapitalization, a combination or exchange of Shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for any such Awards); PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation of a subsidiary of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected subsidiary or by an affiliate of an entity that controls the subsidiary following the Disaffiliation. For purposes hereof, “Disaffiliation” of a subsidiary shall mean the subsidiary’s ceasing to be a subsidiary of the Company for any reason (including, without limitation, as a result of a public offering, spinoff, sale or other distribution or transfer by the Company of the stock of the subsidiary). Any actions taken under this subsection (c) shall be made in accordance with the applicable restrictions of Code Section 409A, including with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Code Section 409A.

(d) AWARD LIMITATIONS. Subject to Section 5(c), no more than 100,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any Eligible Individual, including a Covered Employee, in any Fiscal Year. Subject to Section 5(c), a maximum of 200,000 Shares may be subject to Options granted to any Eligible Individual, including a Covered Employee, in any one Fiscal Year. The amount of compensation that may be paid to any Eligible Individual, including a Covered Employee, under Performance Units granted in any one Fiscal Year that are intended to be Qualified Performance-Based Awards may not exceed $6,000,000 in any Fiscal Year.

SECTION 6. STOCK OPTIONS

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted (which may be Nonqualified Stock Options or Incentive Stock Options), the number of shares to be covered by each Option, the exercise price for each Option, and the conditions and limitations applicable to the exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.

(b) EXERCISE PRICE. The “Exercise Price” per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(c) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable Exercise Price) in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

(e) INCENTIVE STOCK OPTIONS. The Committee may designate Options as Nonqualified Stock Options or as Incentive Stock Options. Any Incentive Stock Option authorized under the Plan shall contain such provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Stock Option as an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares or a combination of cash and Shares having a Fair Market Value on the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine at the time of grant, at any time during a specified period not to exceed 30 days before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, unless otherwise determined by the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, medium of settlement, the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, PROVIDED, that (i) in no event shall the term of a Stock Appreciation Right be longer than ten years and (ii) if a Stock Appreciation Right has a grant price that is less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, such Stock Appreciation Right shall be structured to meet the requirements of Code Section 409A.

SECTION 8. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) The Committee shall have sole and complete authority to determine the Eligible Individuals who shall receive Performance Shares and Performance Units, the number of such shares or units for each Performance Cycle, the Performance Goals and Performance Measures on which each Award shall be contingent, and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The Committee may, prior to or at the time of the grant, designate Awards of Performance Shares or Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the Committee’s certification that the amount to be paid under each such Award has been earned on the basis of performance achieved in relation to the established Performance Goals applicable to that Award.

(b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.

(c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares or Performance Units which have been earned under each Award on the basis of performance in relation to the established Performance Goals.

(d) Except as otherwise provided under the terms of an Award and subject to the requirements of Code Section 409A, payment in respect of earned Performance Shares or Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph (c) above. The Committee shall determine whether payment is to be made in the form of cash or Shares.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitation on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals and the Committee’s certification that the Performance Goals have been met.

(ii) STOCK CERTIFICATES; DELIVERY OF SHARES.

(A) Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(B) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such later time as may be determined by the Committee and specified at the time of grant in accordance with the requirements of Code Section 409A), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(iii) FORFEITURE. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards that can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 10(b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

(b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

(1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

(2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the Fair Market Value of such Common Stock on the date such Award is granted.

(3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

(4) At the time of grant and subject to the requirements of Code Section 409A, Stock Unit Awards may provide for deferred payment schedules. Stock Unit Awards may also provide for vesting over a specified period of employment.

(5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

(c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and/or (ii) cash payments in lieu of or in addition to an Award, subject to the following rules:

(1) Cash payments, dividends or dividend equivalents shall be payable at the time and pursuant to the payment schedule specified by the Committee at the time of grant, subject to the requirements of Section 409A, or, if the Committee does not provide a time and schedule of payment at the time of grant, (A) any dividends or dividend equivalents shall be payable in a lump sum on the date the dividend is payable to shareholders generally, and (B) cash payments shall be payable in a lump sum within 90 days after the Participant’s Separation from Service; provided, to the extent required by Code Section 409A, no such cash payment will be made within the 6-month period following Separation from Service for a Participant who is a “specified employee,” as defined in Code Section 409A, on the date of his or her Separation from Service.

(2) Payment of dividends or dividend equivalents with respect to an Option or Stock Appreciation Right (but not with respect to any Shares issued with respect to such Option or Stock Appreciation Right) shall not be conditioned on the exercise of an Option or Stock Appreciation Right.

(3) Cash payments shall not be conditioned on the exercise of an Option or Stock Appreciation Right or otherwise be structured in such a way as to reduce the exercise price of the Option or Stock Appreciation Right.

(4) To the extent that the Award provides for deferred compensation subject to Section 409A(a)(2), any cash payments provided in lieu of an Award may not change the timing of payment of such Award.

SECTION 11. OUTSIDE DIRECTORS’ RESTRICTED STOCK UNITS

(a) GRANT OF RESTRICTED STOCK UNITS. Each Outside Director who is a member of the Board of Directors as of the conclusion of a Stockholders Meeting, beginning with the 2009 Stockholders Meeting, shall automatically be granted Restricted Stock Units for shares of Common Stock on the date of such Stockholders Meeting, with the number of shares to be determined by dividing the applicable Grant Value by the Fair Market Value of the Stock on that date. As used herein, “Grant Value” shall mean the value for the annual grant authorized by the Board, from time to time; provided, however, in no event shall the Grant Value exceed $100,000 per year.

(b) TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS. Restricted Stock Units granted pursuant to this Section 11 shall vest in equal 25% increments on each of the first four (4) anniversaries of the date of grant. Grantees will only be entitled to receive Shares of Common Stock relating to vested Restricted Stock Units and then only upon leaving the Board of Directors; provided, however, that upon a Change in Control, all unvested Restricted Stock Units shall automatically vest and Grantees shall be entitled to receive all such vested Restricted Stock Units as of such Change in Control. Additionally, all unvested Restricted Stock Units shall automatically vest if Grantee’s termination of service from the Board of Directors is (a) due to Grantee’s death, or (b) after Grantee has served continuously on the Board of Directors (i) for at least five (5) years as of the time of termination, and (ii) for at least 360 days from and after the date such Restricted Stock Units are granted.

(c) The Restricted Stock Units granted pursuant to this Section 11 shall be subject to such other terms and conditions as the Committee may specify.

SECTION 12. OUTSIDE DIRECTORS’ SHARES

(a) ELECTION GENERALLY. Each Outside Director may make an election (the “Annual Election”) to have payment of the annual retainer, meeting fees and committee meeting fees (collectively, the “Fees”) he or she earns during a calendar year deferred under the Plan. Such election may be made in writing, through an interactive telephone or internet-based system or in such other manner as the Committee may prescribe.

(b) TIMING OF ELECTION.

(A) General. An Outside Director’s Annual Election for the Fees earned during a calendar year must be made before the first day of such calendar year and within the enrollment period established by the Committee, except as provided in subsection (B).

(B) New Directors. If an individual initially becomes an Outside Director during a calendar year, such individual may make a prospective Annual Election within 30 days after the date on which he is elected as an Outside Director. Such election will apply to the Outside Director’s Fees for services performed after the effective date of the election, so that the election will apply to the quarterly retainer for the first quarter beginning after the date of the election. This subsection (B) shall not apply to any Outside Director who has been an Employee or a Director of the Company or an Affiliate within three (3) years prior to his election as an Outside Director.

(c) TERM OF ELECTION. Upon the latest of the deadlines specified in (b) above that applies to an Outside Director, such Outside Director’s Annual Election, or failure to elect, shall become irrevocable for the calendar year except as provided under this subsection (c). Each Outside

Director’s Annual Election for a calendar year shall remain in effect for such calendar year and all subsequent calendar years until the earlier of (i) the date the Outside Director Separates from Service, or (ii) the effective date of the Outside Director’s subsequent irrevocable Annual Election for amounts earned during a subsequent calendar year. The Annual Election may be cancelled in the discretion of the Committee as permitted under Code Section 409A.

(d) AMOUNT. An Outside Director may elect to defer his Fees in 10% increments, up to a maximum of 100 percent (or such other maximum percentage and/or amount, if any, established by the Committee from time to time).

(e) ACCOUNTS AND CREDITING OF CONTRIBUTIONS. All Fees deferred under this Section 12 shall be converted into Shares of Common Stock of the Company based on the Fair Market Value of the stock for the last trading day of the calendar month in which the Fees are earned. Such Shares shall be credited to a bookkeeping account for the Outside Director.

(f) RABBI TRUST. Each time Fees are converted to Shares and deferred under the Plan, the Company shall deposit an equal number of Shares in a Rabbi trust. The certificates for Common Stock shall be issued in the name of the trustee of the trust. The trustee shall retain all dividends (which shall be reinvested in shares of Common Stock) and other distributions paid or made with respect thereto in the trust, and shall adjust the Outside Director’s accounts for such amounts. The shares credited to the account of an Outside Director shall remain subject to the claims of the Company’s creditors, and the interests of the Outside Director in his or her account under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Outside Director, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

(g) DISTRIBUTIONS.

(i) General Timing and Schedule of Distributions. Any portion of an Outside Director’s account under this Section for which no election is made pursuant to subsection (ii) below shall be paid in a single sum (A) except as provided in clause (B) of this paragraph, within 60 days after the Outside Director Separates from Service; or (B) in the case of an Outside Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, six months after the date the Outside Director Separates from Service.

(ii) Payment Election. An Outside Director may elect, at the time he makes an Annual Election, to have the portion of his account balance attributable to such Annual Election distributed in accordance with one of the following options (in each case, provided that, in the case of an Outside Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, no payment will be made earlier than six months after the date the Outside Director Separates from Service):

(A) In a single sum within 60 days after the later of (i) a date selected by the Outside Director that is on or before the Outside Director’s 65th birthday, and specified in the Annual Election, or (ii) the date of the Outside Director’s Separation from Service; or

(B) In substantially equal annual installments paid over a number of years (not less than 2 and not more than 20) specified in the Annual Election, beginning within 60 days after the date the Outside Director Separates from Service.

(iii) Medium of Payment. Distribution of an Outside Director’s account under this Section shall be made in shares of Common Stock; provided, any fractional shares of Common Stock shall be distributed in cash.

SECTION 13. AMENDMENT AND TERMINATION

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Code Section 409A(a)(1), and, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii) increases the number of Shares authorized under the Plan as specified in Section 5(c) of the Plan; or

(iii) without such stockholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would (i) adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof; or (ii) cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; or (iii) cause the Participant to become subject to tax under Code Section 409A(a)(1).

(c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14. GENERAL PROVISIONS

(a) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes (or the income tax laws of any other foreign jurisdiction) with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, PROVIDED that, in either case, not more than the legally required minimum withholding may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

(b) AWARDS. Each Award hereunder shall be evidenced by an Award Agreement, delivered to the Participant or Outside Director and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant or Outside Director and the effect thereon, if any, of a Change in Control of the Company.

(c) NO RIGHTS TO AWARDS. No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(d) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock or Stock Unit Award hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock or Stock Unit Award.

(f) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas.

(g) CHANGE IN CONTROL. In order to preserve a Participant’s rights under an Award in the event of a Change in Control, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. No actions may be taken under this subsection (g) that would cause the Participant to become subject to tax under Code Section 409A(a)(1).

(h) FORMS OF PAYMENT UNDER AWARDS.

(i) Generally. Subject to the terms of the Plan and the applicable requirements of Code Section 409A, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such medium or media as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (PROVIDED, HOWEVER, that the acceptance of such notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof). In addition, such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case as determined by the Committee at the time of grant in accordance with the requirements of Code Section 409A and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments. Notwithstanding anything in the Plan to the contrary, (i) for Restricted Stock Units and any other Awards that provide nonqualified deferred compensation subject to Code Section 409A(a)(2), payment of the Award to a “specified employee,” as defined in Code Section 409A, upon Separation from Service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the Separation from Service occurs, and (ii) Restricted Stock Units and any other Awards that provide for nonqualified deferred compensation subject to Code Section 409A(a)(2) through (4) shall not be settled with promissory notes. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan or by the Committee at the time of grant.

(ii) Deferrals. If permitted by the Committee for a given Award and as provided in this subsection, an Award may be deferred (and paid in a form permitted by the Committee) at the election of a Participant. If a Participant is granted an Award that is subject to a condition requiring the Participant to continue to provide services for a period of at least 12 months from the date of grant of the Award to avoid forfeiture of payment of the Award, an election to defer payment of the Award may be made on or before the 30th day after the date the Award is granted, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse. For purposes of this subsection, a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months from the date of grant of the Award merely because the condition immediately lapses upon the death or disability (as defined in Treasury Regulations Section 1.409A-3(i)(4)) of the Participant, or upon a change in control event as defined in Code Section 409A and guidance issued thereunder. However, if the condition in fact lapses before the end of such 12-month period due to such event(s), a deferral election shall be given effect only if the deferral election satisfies Code Section 409A without regard to the special timing rule of Treasury Regulations Section 1.409A-2(a)(5).

(i) SECTION 16 COMPLIANCE; SECTION 162(m) ADMINISTRATION. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals. The Company intends that all Stock Options and Stock Appreciation Rights granted under the Plan to individuals who are or who the Committee believes will be Covered Employees will constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(j) RESTRICTIONS. Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the Texas Business Corporations Act, as amended from time to time. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.

(k) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and PROVIDED, FURTHER, that, if so determined by the Committee, a Participant may transfer a Nonqualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, PROVIDED that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee for an Award that does not provide nonqualified deferred compensation subject to Code Section 409A(a)(2), no Award (other than an Incentive Stock Option) or right under any such Award may be anticipated, assigned, garnished, pledged, alienated, attached or otherwise encumbered, and any purported anticipation, assignment, garnishment, pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order (“QDRO”), as determined by the Committee or its designee.

(l) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

SECTION 15. EFFECTIVE DATE OF PLAN

Upon its adoption by the Board, the Plan (as amended and restated herein) shall be submitted for approval by the stockholders of the Company and shall be effective as of the date of such approval (the “Effective Date”).

SECTION 16. TERM OF THE PLAN

The Plan will terminate on April 21, 2014 or any earlier date of discontinuation or termination established pursuant to Section 3 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.